Exhibit 99.1

Abeona Therapeutics Announces
Pricing of Public Offering of Common Stock

NEW YORK and CLEVELAND, October 16, 2017 --  Abeona Therapeutics Inc. (Nasdaq:ABEO), a leading clinical-stage biopharmaceutical company focused on developing novel gene and cell therapies for life-threatening rare diseases, today announced the pricing of an underwritten public offering of five million shares of common stock at a public offering price of $16.00 per share. The gross offering size for this offering is expected to be approximately $80 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company has granted to the underwriters participating in the offering a 30-day option to purchase up to an additional 750,000 shares of common stock. The offering is expected to close on or about October 19, 2017, subject to customary closing conditions.

Abeona intends to use the net proceeds of the offering for working capital and corporate purposes, including, without limitation, development of our product candidates, manufacturing and general and administrative expenses.

Jefferies LLC is acting as lead book-running manager for the offering and RBC Capital Markets as joint book runner. Cantor Fitzgerald & Co. is acting as lead manager. FBR Capital Markets & Co., H.C. Wainwright & Co., JonesTrading Institutional Services LLC and Maxim Group LLC are acting as co-managers for the offering.

The securities described above are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-205128) that was filed with the Securities and Exchange Commission (the "SEC") on June 22, 2015 and that was declared effective by the SEC on July 23, 2015. The offering will be made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. The preliminary prospectus supplement and the accompanying prospectus supplement that form a part of the registration statement has been filed with the SEC and is available on the SEC's website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained by request at Jefferies, Attention Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, via telephone at (877) 821-7388, or email at: Prospectus_Department@Jefferies.com.

The securities described above have not been qualified under any state blue sky laws. This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Abeona being offered, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Abeona: Abeona Therapeutics Inc. is a clinical-stage biopharmaceutical company developing gene therapies for life-threatening rare genetic diseases. Abeona's lead programs include ABO-102 (AAV-SGSH), an adeno-associated virus (AAV) based gene therapy for Sanfilippo syndrome type A (MPS IIIA) and EB-101 (gene-corrected skin grafts) for recessive dystrophic epidermolysis bullosa (RDEB). Abeona is also developing ABO-101 (AAV-NAGLU) for Sanfilippo syndrome type B (MPS IIIB), ABO-201 (AAV-CLN3) gene therapy for juvenile Batten disease (JNCL), ABO-202 (AAV-CLN1) for treatment of infantile Batten disease (INCL), EB-201 for epidermolysis bullosa (EB), ABO-301 (AAV-FANCC) for Fanconi anemia (FA) disorder and ABO-302 using a novel CRISPR/Cas9-based gene editing approach to gene therapy for rare blood diseases. In addition, Abeona has a proprietary vector platform, AIM™, for next generation product candidates.

Investor Contact:
Christine Silverstein
Vice President, Investor Relations
Abeona Therapeutics Inc.
+1 (212)786-6212
csilverstein@abeonatherapeutics.com

Media Contact:
Lynn Granito
Berry & Company Public Relations
+1 (212) 253-8881
lgranito@berrypr.com

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, and that involve risks and uncertainties. These statements include, without limitation, statements regarding our anticipated offering, anticipated use of proceeds and plans and prospects for Abeona, and other statements including the words “may,” will,” “anticipate,” “believe,” “estimate,” expect,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances), which constitute and are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms, or at all, continued interest in our rare disease portfolio, the ability to develop our product candidates and technologies, the impact of changes in the financial markets and global economic conditions, and other risks as are set forth in the Company's Annual Report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise.